UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 21, 2017

Global Blood Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37539	27-4825712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

171 Oyster Point Blvd., Suite 300, South San Francisco, CA 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 741-7700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2017, the Board of Directors (the “Board”) of Global Blood Therapeutics, Inc. (the “Company”) appointed Wendy Yarno to the Board as a Class II director. Ms. Yarno was appointed to a newly created vacancy resulting from an increase in the size of the Board from eight (8) to nine (9) directors. She will serve on the Board’s compensation committee.

Ms. Yarno, age 63, retired in September 2008 from Merck & Co., Inc. following a 26-year career there in commercial and human resource positions of increasing seniority, most recently as Chief Marketing Officer before she retired. Prior to this role, she served as General Manager for Merck’s Cardiovascular/Metabolic United States Business Unit and as Senior Vice President, Human Resources. From 2010 to 2011, Ms. Yarno was the Chief Marketing Officer of HemoShear LLC, a biotechnology research company. Ms. Yarno currently serves on the boards of directors of the biopharmaceuticals companies Alder BioPharmaceuticals, Inc., MyoKardia, Inc. and Inovio Pharmaceuticals, Inc., and Aratana Therapeutics, Inc., a pet therapeutics company. Ms. Yarno previously served as member of the board of directors of St. Jude Medical, Inc., a medical device company, from 2002 until January 2017 when St. Jude Medical was acquired by Abbott Laboratories; Medivation, Inc., a biopharmaceutical company, from April 2013 until September 2016 when Medivation was acquired by Pfizer Inc.; and Durata Therapeutics, Inc., a pharmaceutical company, from August 2014 until November 2014 when Durata was acquired by Actavis plc. Ms. Yarno received an M.B.A. from Temple University, Fox School of Business, and a B.S. in business administration from Portland State University.

Upon her appointment to the Board, Ms. Yarno was granted an option to purchase 30,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on December 21, 2017, which will vest in equal monthly installments during the three years following the effective date of her appointment to the Board, subject to Ms. Yarno’s continued service on the Board.

Ms. Yarno is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Yarno, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Yarno was selected as a director.

Item 7.01. Regulation FD Disclosure.

On December 22, 2017, the Company issued a press release announcing the appointment of Ms. Yarno to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Blood Therapeutics, Inc.

Date: December 22, 2017	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer